Exhibit 10.78

SECOND AMENDMENT TO COMMERCIAL LEASE

This Second Amendment to Commercial Lease (this “Amendment”) is made as of the 16 day of November, 2016, by and among BGC LLC, a Florida limited liability company (the “Landlord”), NET ELEMENT INTERNATIONAL, INC., a Delaware corporation (the “Tenant”), and OLEG FIRER (the “Guarantor”).

RECITALS

A           Landlord and Tenant entered into that certain Commercial Lease dated May 1, 2013 (the “Lease”), with respect to Premises (as defined in the Lease).

B           Guarantor guaranteed all of Tenant’s obligations under the Lease pursuant to that certain Guaranty dated May 9, 2013 executed by Guarantor in favor of Landlord (the “Guaranty”).

C           Landlord and Tenant entered into that certain Amendment to Commercial Lease dated September 12, 2016 (the “First Amendment”).

D           Landlord and Tenant desire to further amend the Lease in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and conditions contained in this Amendment, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, agree as follows:

1.           Incorporation of Recitals. The parties warrant and represent that the foregoing recitals are accurate and correct and incorporate them into this Amendment. Capitalized terms used but not otherwise defined in this Amendment shall have the same meaning given to such terms in the Lease, unless otherwise specifically indicated or unless the context clearly indicates to the contrary.

2.           New Lease at Canal Park Office. Section 5 of the First Amendment is hereby deleted in its entirety and replaced with the following:

“In the event that, at any time during the Lease Term or Extension Term, Tenant enters into a written lease agreement with Canal Park Office, LLC, a Florida limited liability company (“Canal Park”), for the leasing of at least 5,000 rentable square feet of premises located at 3323 NE 163rd Street, North Miami Beach, Florida 33160 (the “Canal Park Lease”), then, provided Tenant is not in default under the Lease or the Canal Park Lease, the Lease shall terminate as of the commencement date set forth in the Canal Park Lease. Notwithstanding the foregoing, none of Tenant, Landlord or Canal Park shall have any obligation to enter into a Canal Park Lease and, so long as a Canal Park Lease is not executed, for any or no reason, the Lease shall continue in full force and effect.”

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3.           Ratification of Guaranty. The Guarantor, by signature below as such, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, hereby consents to and joins in this Amendment and hereby declares to and agrees with the Landlord that the Guaranty is and shall continue in full force and effect for the benefit of Landlord with respect to all of Tenant’s obligations under the Lease, as amended by this Amendment, that there are no offsets, claims, counterclaims, cross-claims or defenses of the Guarantor with respect to the Guaranty nor, to Guarantor’s knowledge, with respect to the Tenant’s obligations under the Lease, that the Guaranty is not released, diminished or impaired in any way by this Amendment or the transactions contemplated hereby, and that the Guaranty is hereby ratified and confirmed in all respects. The Guarantor acknowledges that without the Guaranty and this consent and reaffirmation, the Landlord would not execute this Amendment or otherwise consent to its terms.

4.           Ratification. Except as modified by this Amendment, the Lease shall otherwise remain unmodified and in full force and effect and the parties ratify and confirm the terms of the Lease as modified by this Amendment. Tenant certifies that it has no offsets, defenses, or claims with respect to its obligations under the Lease. All references to the Lease shall mean the Lease as modified by the First Amendment and this Amendment.

5.           “As Is” Condition. Tenant shall accept the Premises in its “as-is”, “where-is” condition “with all faults” and Landlord shall have no obligation to make any changes or improvements whatsoever.

6.           Entire Agreement. The Lease and this Amendment represent the entire agreement between the parties thereto.

7.           Broker. Landlord and Tenant represent and warrant that they have neither consulted nor negotiated with any broker or finder with respect to this Amendment. Landlord and Tenant agree to indemnify, defend, and save the other harmless from and against any claims for fees or commissions from anyone with whom they have dealt in connection with this Amendment, including attorneys’ fees incurred in connection with the defense of any such claim.

8.           Benefit and Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties to this Amendment, their legal representatives, successors, and permitted assigns.

9.           Amendment. This Amendment may not be changed, modified, or discharged in whole or in part except by an agreement in writing signed by both parties to this Amendment.

10.         Conflict. In the event of any conflict between the terms of the Lease and this Amendment, this Amendment shall control.

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IN WITNESS WHEREOF, Landlord, Tenant and Guarantor have duly executed this Second Amendment to Commercial Lease as of the date first above stated.

WITNESSES:	LANDLORD

/s/ Virgilio Namnum	BGC LLC,
a Florida limited liability company
Virgilio Namnum
(Print or Type Name)	By:	/s/ Eduardo Namnum
	Name:	Eduardo Namnum
/s/ Antonio Namnum	Title:	MGR

Antonio Namnum
(Print or Type Name)	TENANT

/s/ Dayan Martinez	NET ELEMENT INTERNATIONAL, INC.,
a Delaware corporation
Dayan Martinez
(Print or Type Name)
	By:	/s/ Oleg Firer
	Name:	Oleg Firer
/s/ Roman Vakkreman	Title:	CEO

Roman Vakkreman
(Print or Type Name)

GUARANTOR

/s/ Dayan Martinez
/s/ Oleg Firer
Dayan Martinez	Oleg Firer
(Print or Type Name)

/s/ Roman Vakkreman

Roman Vakkreman
(Print or Type Name)

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